FLORIDA'S DEP DENIES
                               COASTAL PETE PERMIT


          APALACHICOLA, FL, May 26, 1998 - Coastal Petroleum Company said Florida's Department of Environmental Protection last Friday refused to issue the Company a permit to drill an offshore exploration well near St. George's Island in the Panhandle region.

         The agency's  denial  reverses its  previously  announced  intention to
grant  the  permit,   and  also   rejects  a  positive   recommendation   by  an
administrative law judge, Coastal said.

         The Company applied for the St. George permit in 1992. Four years later, after two previous denials had been judicially reversed, the agency said it intended to grant the permit. The Sierra Club and others then appealed that decision; and the administrative law judge's recommendation in favor of the permit was handed down last month.

         A Coastal spokesman said the agency's position is clearly erroneous, and also said the Company intends to appeal the agency's ruling immediately to Florida's First District Court of Appeal.

         Coastal Petroleum Company is a majority-held subsidiary of Coastal Caribbean Oils & Minerals, Ltd. (Boston: CCO-B; CCO-BN).

                   Contact: Phillip W. Ware, at (850) 653-2732